COLUMBIA ETF TRUST I

AMENDMENT NO. 14 TO THE

AMENDED AND RESTATED DECLARATION OF TRUST

WHEREAS, Section 6 of Article III of the Amended and Restated Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust I (the “Trust”), dated April 15, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia ETF Trust I, do hereby certify that we have authorized the creation of the additional Series of the Trust: Columbia High Dividend Premium Income ETF and Columbia Research Enhanced Core Premium Income ETF, and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia AAA CLO ETF

Columbia Core Bond ETF

Columbia Corporate Bond ETF

Columbia Core Plus Bond ETF

Columbia Diversified Fixed Income Allocation ETF

Columbia High Dividend Premium Income ETF

Columbia International Equity Income ETF

Columbia Large Cap Growth ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Research Enhanced International Equity ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Core Premium Income ETF

Columbia Research Enhanced Mid Cap ETF

Columbia Research Enhanced Real Estate ETF

Columbia Research Enhanced Small Cap ETF

Columbia Research Enhanced Value ETF

Columbia Select Technology ETF

Columbia Short Duration Bond ETF

Columbia Short Duration High Yield ETF

Columbia U.S. Equity Income ETF

Columbia U.S. High Yield ETF

The rest of this Section 6 remains unchanged.

IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 14 to the Declaration of Trust on March 19, 2026.

/s/ George S. Batejan George S. Batejan	/s/ Amrit Kanwal Amrit Kanwal

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Ryan C. Larrenaga Ryan C. Larrenaga

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ Nancy T. Lukitsh Nancy T. Lukitsh

/s/ Janet Langford Carrig Janet Langford Carrig	/s/ Jennine C. McGee Jennine C. McGee

/s/ J. Kevin Connaughton J. Kevin Connaughton	/s/ David M. Moffett David M. Moffett

/s/ Olive M. Darragh Olive M. Darragh	/s/ Catherine James Paglia Catherine James Paglia

/s/ Brian J. Gallagher Brian J. Gallagher	/s/ Natalie A. Trunow Natalie A. Trunow

/s/ Douglas A. Hacker Douglas A. Hacker	/s/ Sandra L. Yeager Sandra L. Yeager

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109